UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PLX TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Stephen J. Schrader, Esq. Baker & MacKenzie LLP Two Embarcadero Center, 11th Floor San Francisco, CA 94111 (415) 576-3000	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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PLX Technology, Inc., a Delaware corporation (“PLX Technology” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2013 Annual Meeting of Stockholders to be held on December 18, 2013 and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, PLX Technology has filed a definitive proxy statement and a WHITE proxy card with the SEC on November 12, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders.

Press Release Issued on November 25, 2013

Attached hereto is a copy of PLX Technology’s press release, issued on November 25, 2013, announcing the filing of the Company's investor presentation.

Additional Information and Where to Find It

PLX Technology, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from PLX Technology’s stockholders in connection with the 2013 Annual Meeting. PLX Technology has filed a definitive proxy statement (the “PLX Proxy Statement”) and a WHITE proxy card with the SEC on November 12, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders, in connection with the solicitation of proxies for the 2013 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PLX PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLX TECHNOLOGY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the PLX Proxy Statement. To the extent holdings of PLX Technology’s securities have changed since the amounts shown in the PLX Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the PLX Proxy Statement and any other documents filed by PLX Technology with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at PLX Technology’s website (www. plxtech.com) or by writing to Company’s investor relations department at 870 W. Maude Avenue, Sunnyvale, California 94085. In addition, copies of the proxy materials may be requested from PLX Technology’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

PLX Technology Files Investor Presentation

PLXT Urges Stockholders to Elect Incumbent Directors and
Reject Potomac Capital’s Opposition Slate

SUNNYVALE, CA, Nov. 25, 2013 – PLX Technology, Inc. (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”).  The presentation is available on the Investor Relations section of the Company’s website at www.plxtech.com and on the SEC’s website at www.sec.gov.

In the presentation, PLX Technology urges stockholders to elect the Board’s nominees at the Company’s Annual Meeting on December 18, 2013 for a number of reasons, including:

•
Under the PLX Technology Board’s direction, the Company is executing a multi-year strategy to maximize stockholder value that has already delivered results.  Through the first three quarters of 2013, the Company has delivered record profits and PCI Express revenues.  Both represent the highest returns in the Company’s history.  In addition, PLX Technology has eliminated over $20 million in operating expenses and has significantly strengthened the balance sheet by paying down debt and building cash, all while increasing stockholder equity.  With a record design win pipeline, 70 percent market share, an improving competitive landscape with high barriers to entry, a market leading customer base and an expanding addressable market including ExpressFabric, the Company is well-positioned for continued growth in revenues and profits.  Over the last one, three, and five year periods, PLX Technology stockholders saw their investment outperform the S&P 500 and the Russell 2000.

•
The PLX Technology Board is engaged, highly qualified, responsive to stockholder input and committed to protecting the rights of all stockholders to achieve high returns.  The Board comprises business leaders who possess deep knowledge of the Company and its end-markets.  This includes over 200 years of combined experience and 20 different represented companies from the semiconductor device and IP industry.  As a result, the Board has a proven track record of capturing growth through new technology waves, including its oversight of PCI Express’ growth into a market leading position at a compounded annual growth rate of greater than 25 percent from 2006 to 2012.  The Board has reduced spending, increased stockholder equity, implemented initiatives to increase margins, and focused the company to achieve growth organically.  The Board continues to explore all options to maximize value for all stockholders, including a sale of the Company under the right circumstances, as evidenced by the IDTI transaction last year.

•
Potomac Capital is a self-interested activist investor that is focused on short-term gains at the expense of other PLX Technology stockholders.  Potomac Capital’s agenda appears self-serving and transparent – its primary goal is to force a quick sale of the Company in order to realize a short-term gain on its investment, to fulfill the demands of its own investors, and to transition capital to its next target, without regard for the best interests of all PLX Technology stockholders.  The PLX Technology Board, in an effort to avoid a costly and disruptive proxy contest at the Annual Meeting, offered reasonable settlements to Potomac Capital, which included: the appointment of two Potomac Capital director candidates to the PLX Technology Board, including representation by these directors on Board committees; the removal of two existing directors; the appointment of a third, mutually agreed upon director; and customary standstill provisions.  Potomac Capital rejected the Board’s reasonable settlement offers by refusing to agree to a customary standstill provision.

•
Potomac Capital’s nominees do not diversify or add experience to the PLX Technology Board.  Eric Singer, principal at Potomac Capital and a nominee, lacks any substantial operating experience in the industry and is solely interested in selling the Company.  In addition, Potomac Capital’s two other nominees appear only to have knowledge of the semiconductor industry that PLX Technology board members already possess.  The experience and track record of the three targeted PLX Board members far exceed the three Potomac Capital nominees.

The PLX Technology Board urges all stockholders to vote the WHITE proxy card today to elect its experienced and highly qualified director nominees:  D. James Guzy, John H. Hart, David Raun, Thomas Riordan, Michael J. Salameh, Ralph Schmitt, Robert H. Smith and Patrick Verderico.

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, they should contact:

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The Company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

PLX, and the PLX logo, are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective organizations.

FORWARD-LOOKING STATEMENTS
This letter includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about PLX's future potential, design wins, and expected revenue related to design wins.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012, and PLX's quarterly report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

IMPORTANT ADDITIONAL INFORMATION
PLX, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from PLX’s stockholders in connection with the 2013 Annual Meeting.  PLX has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “PLX Proxy Statement”).  STOCKHOLDERS ARE URGED TO READ THE PLX PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive PLX Proxy Statement filed with the SEC on November 12, 2013, in connection with the 2013 Annual Meeting.

Stockholders can obtain, free of charge, copies of the PLX Proxy Statement and any other documents filed by PLX with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at PLX’s website (www.plxtech.com) or by writing to PLX’s investor relations department at 870 W. Maude Avenue, Sunnyvale, California 94085.  In addition, copies of the proxy materials may be requested from PLX’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

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CONTACTS

Investor Relations:
Leslie Green
(650) 312-9060
leslie@greencommunicationsllc.com

Amy Bilbija
(212) 929-5802
ABilbija@mackenziepartners.com

Media Relations:
Jamie Moser
(212) 355-4449 x8642
JMoser@joelefrank.com